EXHIBIT 10.19.4

THIRD AMENDMENT
TO
LOAN DOCUMENTS

     This Third Amendment to Loan Documents is entered into as of August 9, 2004 (the “Amendment”), by and between COMERICA BANK (“Bank”), ALLIANCE CONSULTING GROUP ASSOCIATES, INC. (“Consulting”) and ALLIANCE HOLDINGS, INC., (“Holdings”; Alliance and Holdings are referred to herein individually as a “Borrower” and collectively, the “Borrowers”).

RECITALS

     Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of September 25, 2003, as amended, including without limitation by that certain First Amendment to Loan and Security Agreement dated as of December 12, 2003 and that Second Amendment to Loan and Security Agreement dated as of May 27, 2004 (collectively, the “Agreement”) and that certain LIBOR Addendum to Loan and Security Agreement dated as of September 25, 2003 (the “LIBOR Addendum”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, the parties agree as follows:

     1. The following defined term in Section 1.1 of the Agreement is hereby amended to read as follows:

“Revolving Maturity Date” means November 24, 2004.

     2. The reference in Section 2.1(c)(i) to “$400,000” is amended to read “$1,400,000”.

     3. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remains in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Each Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

     4. Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

     5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     6. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

               (a) this Amendment, duly executed by Borrowers;

               (b) an amount equal to all Bank Expenses incurred through the date of this Amendment; and

               (c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ALLIANCE HOLDINGS, INC.

By:	/s/ Stephanie Cohen

Title:	Authorized Corporate Signer

ALLIANCE CONSULTING GROUP ASSOCIATES, INC.

By:	/s/ Stephanie Cohen

Title:	CFO and Assistant Secretary

COMERICA BANK

By:	/s/ Beth Kinsey

Title:	Senior Vice President